SUBSIDIARIES OF THE REGISTRANT


                                                                     State of
                                                 Percentage        Incorporation
                                                     of                 of
     Parent               Subsidiary             Ownership         Organization
-----------------     ---------------------      ----------        -------------

Ottawa Financial          AmeriBank                100%              Federal
Corporation


AmeriBank              OS Services, Inc.           100%              Michigan


AmeriBank             AmeriPlan Financial          100%              Michigan
                         Services, Inc.




         The  financial   statements  of  Ottawa   Financial   Corporation   are
consolidated with those of its subsidiaries.